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                                                                     EXHIBIT 5.1

                          Wilmer, Cutler & Pickering                  Washington
                              2445 M Street, N.W.                     Baltimore
                          Washington, D.C. 20037-1420                 New York
                                   ---------                          London
                            Telephone (202)663-6000                   Brussels
                            Facsimile (202)663-6363                   Berlin






                                   May 7, 1999



Capital Automotive REIT
1420 Spring Hill Road, Suite 525
McLean, Virginia 22102

         Re:  Capital Automotive REIT Registration Statement on Form S-3
              ----------------------------------------------------------

Dear Ladies and Gentlemen:

         We have acted as counsel to Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to up to 1,792,115 common shares of beneficial interest, par value $.01 per share, of the Company (the "Shares"), that may be offered and sold from time to time by FBR Asset Investment Corporation (the "Selling Shareholder").

         For the purposes of this opinion, we have examined copies of the following documents:

         1.   The Registration Statement;

         2. The Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by Maryland State Department of Assessments and Taxation on February 23, 1999;

         3. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as of the date hereof;

         4. The Stock Purchase Agreement dated as of November 25, 1997, by and between the Company and the Selling Shareholder;

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Capital Automotive REIT
May 7, 1999
Page 2


         5. Amendment No. 1 to the Stock Purchase Agreement dated as of January 13, 1998, by and between the Company and the Selling Shareholder;

         6. The Registration Rights Agreement dated as of November 25, 1997, by and between the Company and the Selling Shareholder;

         7. The Unanimous Consent of the Board of Trustees of the Company dated February 3, 1998; and

         8. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the resolutions of the Board of Trustees authorizing the registration of the Shares have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the validity of the Shares.

         Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred
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Capital Automotive REIT
May 7, 1999
Page 3

to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                        Very truly yours,

                                        WILMER, CUTLER & PICKERING


                                        By:  /s/ JOHN B. WATKINS
                                             ---------------------------------
                                             John B. Watkins, a partner